UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 14, 2004

Rudolph Technologies, Inc.
(Exact name of registrant as specified in its charter)
DELAWARE	000-27965	22-3531208
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Rudolph Road, Flanders, NJ 07836
(Address of principal executive offices)

Registrant's telephone number, including area code: (973) 691-1300

Item 8.01. Other Events.

            On September 13, 2004, Rudolph Technologies, Inc.  issued a press release announcing  its new direct sales and support operations in Japan.

Item 9.01.  Financial Statements and Exhibits.

             (c)  Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release issued September 13, 2004

        The information in this Current Report on Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release issued September 13, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Rudolph Technologies, Inc.

Date: September 14, 2004	By: /s/ Paul F. McLaughlin
Paul F. McLaughlin Chairman and Chief Executive Officer

EXHIBIT 99.1

RUDOLPH TECHNOLOGIES ANNOUNCES EXPANSION IN JAPAN

Growth Prompts Transition to Direct Sales and Support for Japanese Market

Flanders, N.J., September 13, 2004 - Rudolph Technologies, Inc. (Nasdaq: RTEC), a leading provider of process control equipment for thin film measurement and macrodefect inspection during integrated circuit (IC) manufacturing, announced today its new direct sales and support operations in Japan. The new operation, Rudolph Technologies Japan, KK, (RTJ KK) will offer Rudolph's customers in Japan a faster, more direct link to the manufacturer. It will also allow Rudolph technologists to better understand, and more quickly respond to, the needs of the Japanese market. Rudolph has an installed base of more than 500 metrology systems in Japan.

The transition, which is expected to take 12-15 months, is the result of the continuing growth of Rudolph's business in Japan, recent indications of strong recovery in the Japanese semiconductor industry, and the evolving nature of Rudolph's ongoing relationship with Tokyo Electron Limited (TEL).

Rudolph has established a main office in Takatsu, near Tokyo, with branch offices in Osaka and on Kyushu Island. Initially RTJ KK will in part be staffed with the same support personnel now supporting Rudolph products at TEL.

"Over the last several years we have gone to direct sales and support in all of our major markets around the world," said Ajay Khanna, Rudolph's Vice President of International Sales. "Japan is the last region to make the transition, due primarily to the excellent performance of TEL and the complexity of the local market. Although the timing of the transition may be due to our anticipation of an upturn, the move to direct sales and support in Japan is really a natural result of our growth here - a success due in large part to our strong relationship with TEL."

TEL has served as Rudolph's Japanese distributor for over 20 years. The decision to end the distributor relationship was a joint one, based on ongoing changes of the business goals and directions of both companies. Rudolph continues to maintain a close relationship with TEL, providing i-MOD<TM> integrated metrology modules that are incorporated into TEL process equipment. The i-MOD AFP<TM> is integrated into TEL's TELFORMULA<TM> thermal processing system, and the i-MOD ADI<TM> is integrated into TEL's CLEAN TRACK ACT and next-generation CLEAN TRACK LITHIUS<TM> coater/developers.

Yasuomi Uchida will serve as Vice President of Rudolph Technologies, Inc. and as President and Representative Director of RTJ KK. Uchida-san brings to the task extensive experience in technical and international business management in the semiconductor industry. Uchida-san worked for several divisions of Toshiba Corporation in various management roles, including General Manager and Board Director, International Division, and General Manager of the Semiconductor Business Planning Division. Ushida-san graduated from the faculty of law of Jochi (Sophia) University.

Rudolph and TEL are currently holding joint meetings with key Japanese customers to review transition plans.

About Rudolph Technologies

Rudolph Technologies is a worldwide leader in the design, development, manufacture and support of high-performance process control metrology systems used by semiconductor device manufacturers. The Company provides a full-fab solution through its families of proprietary systems for metrology applications used throughout the device manufacturing process. Rudolph's product development has successfully anticipated and addressed many emerging trends that are driving the semiconductor industry's growth. The Company's success in creating complementary metrology applications through aggressive research and development is key to Rudolph's strategy for continued technological and market leadership.

Safe Harbor Statement

This press release contains forward-looking statements. Actual results may differ materially from those projected due to a number of risks, including, but not limited to, the impact of the slowdown in the overall economy, the uncertainty of the current global political environment, the potential for terrorist attacks, the potential for business disruptions due to infectious diseases, changes in customer demands for our existing and new products, the timing, cancellation or delay of customer orders and shipments, the timing of revenue recognition of shipments, new product offerings from our competitors, changes in or an inability to execute Rudolph Technologies' business strategy, unanticipated manufacturing or supply problems and changes in tax rules. Rudolph Technologies cannot guarantee future results, levels of activity, performance, or achievements. The matters discussed in this press release also involve risks and uncertainties summarized under the heading "Factors that May Affect Future Results" in Rudolph Technologies' Form 10-K filed for the year ended December 31, 2003. These factors are updated from time to time through the filing of reports and registration statements with the Securities and Exchange Commission. Rudolph Technologies does not assume any obligation to update the forward-looking information contained in this press release.